EXHIBIT 99.1

SANDERLING VENTURE PARTNERS VI, L.P.

By:	Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VI BETEILIGUNGS GMBH & CO. KG

By:	Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURES MANAGEMENT VI

By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner

SANDERLING VI LIMITED PARTNERSHIP

By:	Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.

By:	Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director